Exhibit 23.1

Onestop Assurance PAC

10 Anson Road
#06-15 International Plaza
Singapore 079903
Email: audit@onestop-ca.com
Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 5 to Form F-3 of our report dated April 30, 2024, relating to the consolidated financial statements of X3 Holdings Co., Ltd. (formerly known as Powerbridge Technologies Co., Ltd.), appearing in its annual report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ OneStop Assurance PAC

Singapore

March 17, 2025